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                                                                      Exhibit n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 21, 2003, relating to the statement of net assets of Nicholas-Applegate Convertible & Income Fund as of March 19, 2003, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 15, 2003